Exhibit 99.1

2858 De La Cruz Boulevard, Santa Clara CA 95050 USA

+1.408.280.7900                                             www.pdf.com

News Release

Company Contacts:
Adnan Raza	Sonia Segovia
Chief Financial Officer	Investor Relations
Tel: (408) 516-0237	Tel: (408) 938-6491
Email: adnan.raza@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Announces Record 2024 Fourth Quarter and

Full Year Total Revenues

Santa Clara, CA, February 13, 2025, – PDF Solutions, Inc. (Nasdaq: PDFS), a leading provider of comprehensive data solutions for the semiconductor and electronics ecosystem, today announced financial results for its fourth quarter and year ended December 31, 2024.

Financial Highlights of Fourth Quarter 2024

●	Record quarterly total revenues of $50.1 million, up 22% over last year’s comparable quarter
●	Record quarterly analytics revenue of $47.9 million, up 22% over last year’s comparable quarter
●	GAAP gross margin of 68% and non-GAAP gross margin of 72%
●	GAAP diluted earnings per share (EPS) of $0.01 and non-GAAP diluted EPS of $0.25

Financial Highlights of Full Year 2024

●	Record full year total revenues of $179.5 million, up 8% over last year
●	Record full year analytics revenue of $169.3 million, up 11% over last year
●	GAAP gross margin of 70% and non-GAAP gross margin of 74%
●	GAAP diluted EPS of $0.10 and non-GAAP diluted EPS of $0.84
●	Backlog of $221.4 million as of December 31, 2024

Total revenues for the fourth quarter of 2024 were $50.1 million, compared to $46.4 million for the third quarter of 2024 and $41.1 million for the fourth quarter of 2023. Analytics revenue for the fourth quarter of 2024 was $47.9 million, compared to $44.8 million for the third quarter of 2024 and $39.1 million for the fourth quarter of 2023. Integrated Yield Ramp revenue for the fourth quarter of 2024 was $2.2 million, compared to $1.7 million for the third quarter of 2024 and $2.0 million for the fourth quarter of 2023. Total revenues for the full year 2024 and 2023 were $179.5 million and $165.8 million, respectively.

GAAP gross margin for the fourth quarter of 2024 was 68%, compared to 73% for the third quarter of 2024 and 68% for the fourth quarter of 2023. GAAP gross margin for the full year 2024 and 2023 was 70% and 69%, respectively.

Non-GAAP gross margin for the fourth quarter of 2024 was 72%, compared to 77% for the third quarter of 2024 and 72% for the fourth quarter of 2023. Non-GAAP gross margin for the full year 2024 and 2023 was 74% and 73%, respectively.

On a GAAP basis, net income for the fourth quarter of 2024 was $0.5 million, or $0.01 per diluted share, compared to net income of $2.2 million, or $0.06 per diluted share, for the third quarter of 2024, and net income of $0.9 million, or $0.02 per diluted share, for the fourth quarter of 2023. On a GAAP basis, net income for the full year 2024 was $4.1 million, or $0.10 per diluted share, compared to net income of $3.1 million, or $0.08 per diluted share, for the full year 2023.

Non-GAAP net income for the fourth quarter of 2024 was $9.9 million, or $0.25 per diluted share, compared to non-GAAP net income of $9.9 million, or $0.25 per diluted share, for the third quarter of 2024, and non-GAAP net income of $5.7 million, or $0.15 per diluted share, for the fourth quarter of 2023. Non-GAAP net income for the full year 2024 was $32.6 million, or $0.84 per diluted share, compared to non-GAAP net income of $28.5 million, or $0.73 per diluted share, for the full year 2023.

Cash, cash equivalents and short-term investments as of December 31, 2024, were $114.9 million.

PDF Solutions® Reports Fourth Quarter and Full Year 2024 Results

Financial Outlook

“We are pleased with the progress we are making with our customers. During the fourth quarter of 2024, we completed an ongoing manufacturing evaluation of an eProbe machine earlier than the customer’s schedule, resulting in the sale to this new leading edge customer, booked multiple Exensio deals, and saw growth in our Cimetrix connectivity business from runtime licenses.  In 2025, we expect our full year revenues to grow at a rate approaching 15% year over year,” said John Kibarian, CEO and President.

Conference Call

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today. To participate on the live call, analysts and investors should pre-register at: https://register.vevent.com/register/BI1b05df01d9534a648d4fd2cd753be31c. Registrants will receive dial-in information and a unique passcode to access the call. We encourage participants to dial into the call ten minutes ahead of the scheduled time. The teleconference will also be webcast simultaneously on the Company’s website at https://ir.pdf.com/webcasts. A replay of the conference call webcast will be available after the call on the Company’s investor relations website. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Fourth Quarter and Full Year 2024 Financial Commentary Available Online

A Management Report reviewing the Company’s fourth quarter and full year 2024 financial results will be furnished to the Securities and Exchange Commission on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP gross profit and margin exclude stock-based compensation expense and the amortization of acquired technology under costs of revenues. Non-GAAP net income excludes stock-based compensation expense, amortization of acquired technology under costs of revenues, amortization of other acquired intangible assets, and the effects of certain non-recurring items, such as expenses for certain legal proceedings, non-recurring legal, tax and accounting service-related costs, loss on damaged equipment in-transit, net of recovery from previously written-off property and equipment, and their related income tax effects, as applicable, as well as adjustments for the valuation allowance for deferred tax assets and reconciling items. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense and income has a current effect on the future uses of cash (with the exception of expenses related to certain legal proceedings and non-recurring legal, tax and accounting services) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s condensed consolidated financial statements presented below.

PDF Solutions® Reports Fourth Quarter and Full Year 2024 Results

Forward-Looking Statements

This press release and the planned conference call include forward-looking statements regarding the Company’s future expected business performance and financial results, including expectations about total revenue growth for 2025 and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms, that are subject to future events and circumstances. Other than statements of historical fact, all statements contained in this press release and the planned conference call are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: the effectiveness of the Company’s business and technology strategies; current semiconductor industry trends and competition; rates of  adoption of the Company’s solutions by new and existing customers; project milestones or delays and performance criteria achieved; cost and schedule of new product development and investments in research and development; the continuing impact of macroeconomic conditions, including inflation, changing interest rates and tariffs, the evolving trade regulatory environment and geopolitical tensions, and other trends on the semiconductor industry, the Company’s customers, operations, and supply and demand for its products; supply chain disruptions; the success of the Company’s strategic growth opportunities and partnerships; recent and future acquisitions, strategic alliances and relationships and the Company’s ability to successfully integrate acquired businesses and technologies; whether the Company can successfully convert backlog into revenue; customers’ production volumes under contracts that provide Gainshare; the sufficiency of the Company’s cash resources and anticipated funds from operations; the Company’s ability to obtain additional financing if needed and its ability to use support and updates for certain open-source software; and other risks set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in this press release and the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements. The Company has not filed its Annual Report on Form 10-K for the year ended December 31, 2024. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time the Company files its Annual Report on Form 10-K.

About PDF Solutions

PDF Solutions (Nasdaq: PDFS) provides comprehensive data solutions designed to empower organizations across the semiconductor and electronics industry ecosystem to improve manufacturing yield, product quality and operational efficiency leading to increased profitability. The Company’s products and services are used by Fortune 500 companies across the semiconductor and electronics ecosystem to achieve smart manufacturing goals by connecting and controlling manufacturing equipment, collecting data generated during manufacturing and test operations, and using advanced analytics and machine learning models to enable profitable, high-volume manufacturing.

Founded in 1991, PDF Solutions is headquartered in Santa Clara, California, with operations across North America, Europe, and Asia. The Company (directly or through one or more subsidiaries) is an active member of SEMI, INEMI, TPCA, IPC, the OPC Foundation, and DMDII. For the latest news and information about PDF Solutions or to find office locations, visit https://www.pdf.com.

PDF Solutions and the PDF Solutions logo are trademarks or registered trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF Solutions® Reports Fourth Quarter and Full Year 2024 Results

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$90,594	$98,978
Short-term investments	24,291	36,544
Accounts receivable, net	73,649	44,904
Prepaid expenses and other current assets	17,445	17,422
Total current assets	205,979	197,848
Property and equipment, net	48,465	37,338
Operating lease right-of-use assets, net	4,029	4,926
Goodwill	14,953	15,029
Intangible assets, net	12,307	15,620
Deferred tax assets, net	43	157
Other non-current assets	29,513	19,218
Total assets	$315,289	$290,136

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,255	$2,561
Accrued compensation and related benefits	16,855	14,800
Accrued and other current liabilities	8,752	4,633
Operating lease liabilities ‒ current portion	1,675	1,529
Deferred revenues ‒ current portion	24,930	25,750
Billings in excess of recognized revenues	75	1,570
Total current liabilities	60,542	50,843
Long-term income taxes	2,915	2,972
Non-current operating lease liabilities	3,504	4,657
Other non-current liabilities	2,291	2,718
Total liabilities	69,252	61,190

Stockholders’ equity:
Common stock and additional paid-in capital	502,908	473,301
Treasury stock, at cost	(159,352)	(143,923)
Accumulated deficit	(93,988)	(98,045)
Accumulated other comprehensive loss	(3,531)	(2,387)
Total stockholders’ equity	246,037	228,946
Total liabilities and stockholders’ equity	$315,289	$290,136

PDF Solutions® Reports Fourth Quarter and Full Year 2024 Results

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023

Revenues:
Analytics	$47,926	$44,750	$39,128	$169,253	$152,085
Integrated yield ramp	2,159	1,659	1,997	10,212	13,750
Total revenues	50,085	46,409	41,125	179,465	165,835

Costs and Expenses:
Costs of revenues	15,901	12,484	13,194	54,144	51,749
Research and development	14,417	13,516	12,308	53,566	50,736
Selling, general, and administrative	19,073	18,094	16,194	69,924	62,216
Amortization of acquired intangible assets	182	196	306	896	1,285
Interest and other expense (income), net	(962)	(1,511)	(1,020)	(5,644)	(5,020)
Income before income tax benefit (expense)	1,474	3,630	143	6,579	4,869
Income tax benefit (expense)	(935)	(1,424)	744	(2,522)	(1,764)
Net income	$539	$2,206	$887	$4,057	$3,105

Net income per share:
Basic	$0.01	$0.06	$0.02	$0.11	$0.08
Diluted	$0.01	$0.06	$0.02	$0.10	$0.08

Weighted average common shares used to calculate net income per share:
Basic	38,783	38,710	38,269	38,602	38,015
Diluted	39,104	39,105	38,814	39,047	38,937

PDF Solutions® Reports Fourth Quarter and Full Year 2024 Results

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN (UNAUDITED)

(In thousands)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023

GAAP
Total revenues	$50,085	$46,409	$41,125	$179,465	$165,835
Costs of revenues	15,901	12,484	13,194	54,144	51,749
GAAP gross profit	$34,184	$33,925	$27,931	$125,321	$114,086
GAAP gross margin	68%	73%	68%	70%	69%

Non-GAAP
GAAP gross profit	$34,184	$33,925	$27,931	$125,321	$114,086
Adjustments to reconcile GAAP to non-GAAP gross margin:
Stock-based compensation expense	1,336	1,366	1,147	5,087	4,169
Amortization of acquired technology	583	584	586	2,335	2,266
Non-GAAP gross profit	$36,103	$35,875	$29,664	$132,743	$120,521
Non-GAAP gross margin	72%	77%	72%	74%	73%

PDF Solutions® Reports Fourth Quarter and Full Year 2024 Results

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023

GAAP net income	$539	$2,206	$887	$4,057	$3,105
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	6,507	6,730	5,923	25,047	21,484
Amortization of acquired technology under costs of revenues	583	584	586	2,335	2,266
Amortization of other acquired intangible assets	182	196	306	896	1,285
Expenses for certain legal proceedings (1)	69	—	75	69	2,600
Non-recurring legal, tax and accounting service-related costs	940	—	—	940	209
Loss on damaged equipment in-transit, net of (recovery) from previously written-off property and equipment	663	(55)	—	608	(105)
Tax impact of valuation allowance for deferred tax assets and reconciling items (2)	375	262	(2,060)	(1,335)	(2,374)
Non-GAAP net income	$9,858	$9,923	$5,717	$32,617	$28,470

GAAP net income per diluted share	$0.01	$0.06	$0.02	$0.10	$0.08
Non-GAAP net income per diluted share	$0.25	$0.25	$0.15	$0.84	$0.73

Weighted average common shares used in GAAP net income per diluted share calculation	39,104	39,105	38,814	39,047	38,937
Weighted average common shares used in non-GAAP net income per diluted share calculation	39,104	39,105	38,814	39,047	38,937

(1)	Represents legal costs and expenses related to certain litigation and an arbitration proceeding which are expected to continue until these matters are resolved.
(2)	The difference between the GAAP and non-GAAP income tax provisions is primarily due to the valuation allowance on a GAAP basis and non-GAAP adjustments. For example, on a GAAP basis, the Company does not receive a deferred tax benefit for foreign tax credits or research and development credits after the valuation allowance. The Company’s non-GAAP tax rate and resulting non-GAAP tax expense is not calculated with a full U.S. federal or state valuation allowance due to the Company’s cumulative non-GAAP income and management’s conclusion that it is more likely than not to utilize its net deferred tax assets (DTAs). Each reporting period, management evaluates the need for a valuation allowance and may place a valuation allowance against its U.S. net DTAs on a non-GAAP basis if it concludes it is more likely than not that it will not be able to utilize some or all of its U.S. DTAs on a non-GAAP basis.